UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2017

Exquisite Acquisition, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-201697	47-3003188
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

780 Reservoir Avenue #123 Cranston, RI	02910
(address of principal executive offices)	(zip code)

401-641-0405
(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 29, 2016, Thomas DeNunzio of 780 Reservoir Avenue, #123, Cranston, RI 02910, the sole shareholder of Exquisite Acquisition, Inc. (the “Registrant” or “Company”), entered into a Share Purchase Agreement (the “Agreement”) with Photozou Co., Ltd., with an address at 2-24-13-904, Kamiosaki, Shinagawa-ku Tokyo, Japan. Pursuant to closing of the agreement on January 13, 2017, Mr. DeNunzio transferred to Photozou Co., Ltd., 8,000,000 shares of our common stock which represents all of our issued and outstanding shares in consideration of $100,000.

The description of the material terms of the aforementioned Agreement included in Items 5.01 and 5.02 of this Form 8-K is incorporated by reference into this Item.

Item 5.01 Change in Control of Registrant.

On January 13, 2017, Mr. DeNunzio, the sole shareholder of Exquisite Acquisition, Inc., consummated a sale of 8,000,000 shares of our common stock to Photozou Co., Ltd., for an aggregate purchase price of $100,000. Following the closing of the share purchase transaction, Photozou Co., Ltd. owns a 100% interest in the issued and outstanding shares of our common stock. Photozou Co., Ltd. is the controlling shareholder of Exquisite Acquisition, Inc. Commensurate with the closing, Exquisite Acquisition, Inc. filed with the Delaware Secretary of State, a Certificate of Amendment to change the name of Registrant to Photozou Holdings, Inc.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On January 13, 2017, Mr. Thomas DeNunzio resigned as our Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer, such resignation of which is to be effective ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

On January 13, 2017, Mr. Koichi Ishizuka was appointed as Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer, to hold such office ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended.

Mr. Koichi Ishizuka, Age 44- Chief Executive Officer, Chief Financial Officer, President, Director, Secretary, and Treasurer

Background of Mr. Koichi Ishizuka

In 2004 Mr. Koichi Ishizuka graduated with his MBA from the University of Aoyama Gakuin. Several years later in 2011 he graduated from the Advanced Management Program at Harvard School of Business. Following Mr. Ishizuka’s formal education, he took a position as the head of marketing with Thomson Reuters, a mass media and information firm. Thereafter, he served as the CEO of Xinhua Finance Japan in 2006, Fate Corporation in 2008, and LCA Holdings., Ltd in 2009. Currently, Mr. Ishizuka serves as the Chief Executive Officer of OFF Line Co., Ltd. And Photozou Co., Ltd. He has held the position of CEO with OFF Line Co., Ltd. Since 2013 and with Photozou Co., Ltd since 2016.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which any of our officers or directors are a party in connection with their appointments at Exquisite Acquisition, Inc.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 13, 2017, the Company’s Board of Directors approved to change the name of the Company from “Exquisite Acquisition, Inc.” to Photozou Holdings, Inc.”

The name change was also approved by a majority shareholder vote without conducting a shareholders’ meeting as permitted by the Delaware Corporation Act.

On January 18, 2017, We filed a Certificate of Amendment with the Delaware Secretary of State. The effective date of the name change shall be upon the acceptance of the Certificate of Amendment with the Secretary of State of the State of Delaware. The Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

A. None

B. Exhibits

NUMBER	EXHIBIT

3.1	Certificate of Amendment of Certificate of Incorporation
10.1	Share Purchase Agreement (between Thomas DeNunzio and Photozou Co., Ltd. dated January 18, 2017)
99.1	Officer and Director Resignation Letter
99.2	Written Consent by the Shareholders of Exquisite Acquisition Inc. to change name to Photozou Holdings, Inc.
99.3	Unanimous Written Consent by the Board of Directors of Exquisite Acquisition, Inc. approving name change to Photozou Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Exquisite ACQUISITION, INC.

Dated: January 19, 2017	/s/ Thomas DeNunzio
Thomas DeNunzio
Chief Executive Officer